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Exhibit 23.2

CONSENT OF GRASSANO ACCOUNTING, P.A.

The Board of Directors
Gexa Corp.:

We consent to the reference to our firm under the caption "Experts" and the use of our report dated March 11, 2002 (as amended May 31, 2002) on the financial statements of Gexa Corp for the year ended December 31, 2001 appearing in this Amendment No. 1 to Registration Statement No. 333-121548 and the related prospectus.

/s/ GRASSANO ACCOUNTING, P.A.
GRASSANO ACCOUNTING, P.A.

Boca Raton, Florida
February 15, 2005

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  Exhibit 23.2
CONSENT OF GRASSANO ACCOUNTING, P.A.